Exhibit 99.1

Press Release

Contact:
Investor Relations	Doug Wills (Media)
Redback Networks	Redback Networks
408-750-5505	408-750-5038
investor_relations@redback.com	dwills@redback.com

Redback Networks Announces Third Quarter 2006 Operating Results

SAN JOSE, CA, October 19, 2006 - Redback Networks Inc. (NASDAQ:RBAK), a leading provider of next generation broadband networking systems, today announced its third quarter results for the period ending September 30, 2006. Net revenue increased 95 percent to $70.9 million for the third quarter of 2006 compared to $36.4 million for the same quarter last year. Net revenue was up 4 percent for the third quarter of 2006 compared to the second quarter of 2006.

Redback Networks generated $4.5 million in cash in the third quarter of 2006, boosting its overall cash total to $176.0 million. Redback Networks also added 18 new customers in the third quarter for its SmartEdge® family of multi-service edge routers, including a top 20 carrier worldwide. In less than two years, Redback has won more than 200 SmartEdge customers worldwide, including 12 of the largest 20 carriers. Redback has more than 500 SmartEdge and SMS customers worldwide, including 15 of the 20 largest carriers.

“On a worldwide basis, Redback continues to drive the wire-line carrier market in the deployment of triple-play networks,” said Kevin DeNuccio, president and chief executive officer, Redback Networks. “Broadband networks are becoming more video-centric and we believe Redback and SmartEdge technology are at the center of a paradigm shift in network routing to multi-service broadband networks.”

“We believe up to 2 billion wireless and wire-line customers will be upgraded to new broadband networks from 250 million broadband users today,” said DeNuccio. “This network upgrade is up to ten times larger than the last Internet build-out. This trend reinforces our vision that a single broadband network will unify communication and entertainment services over time. In short, the network is shaping up to be the next mass medium.”

GAAP net loss for the third quarter of 2006 was $2.4 million or $(0.03) per share attributable to common stockholders compared to a GAAP net loss of $8.4 million or $ (0.15) per share in the third quarter of 2005.

Non-GAAP net income, was $9.1 million or $0.12 per share, compared to a non-GAAP net loss of $4.2 million or $(0.08) per share for the third quarter of 2005. Excluded from the non-GAAP results for the third quarter of 2006 were charges relating to amortization of intangible assets, stock-based compensation, amortization of the fair value of warrants issued in connection with a lease agreement, certain federal and state income taxes, and accretion of a dividend payable to preferred stockholders which was in the second quarter of 2006 and the previous quarters.

For comparative purposes, GAAP pre-tax income excluding stock-based compensation for the third quarter of 2006 was $6.4 million, compared with a GAAP pre-tax loss excluding stock-based compensation of $7.3 million for the third quarter of 2005.

With the adoption of Statement of Financial Accounting Standards No. 123R (FAS 123R) as of January 1, 2006, Redback Networks is reporting stock-based compensation expense in its generally accepted accounting principles (GAAP) results.

See the attached table for a reconciliation of our GAAP results to non-GAAP results.

Third Quarter Conference Call, October 19, 2006, 1:45 p.m.

Redback Networks will discuss these quarterly results in an investor conference call today at 1:45 p.m. Pacific Time. The conference telephone number is: Domestic Dial-in: 1-800-559-2403 and International Dial-in: 1-847-619-6534. A live web cast is also available from the investor relations portion of the Redback’s web site, http://ir.redback.com. A telephone replay of the conference call will be available later in the day. Replay information will be available at Domestic Dial-in: 1-877-213-9653 and International Dial-in: 1-630-652-3041 Passcode: 15121699. Information on these calls and web cast can also be found on the company’s web site.

Twelve of the top 20 carriers worldwide deploy Redback’s SmartEdge family of multi-service edge routers to deliver multiple broadband services to tens of millions of business and residential customers worldwide. These customers include British Telecom, Belgacom, BellSouth, China Telecom, China Netcom, Chunghwa Telecom (Korea), France Telecom and Turk Telecom, among others.

About Redback Networks

Redback Networks Inc. manages 50 million broadband connections (SMS+SmartEdge products) for 15 of the top 20 carriers worldwide. Redback’s multi-service routing platform delivers next generation broadband services such as VoIP, IPTV, Video-on-Demand and on-line gaming. Redback Networks has more than 500 carrier customers worldwide and is based in San Jose, CA. In 2006, Redback marks its 10 year anniversary, celebrating ten years of broadband innovation. For more information, visit Redback Networks at www.redback.com

# # #

REDBACK and SmartEdge are trademarks registered at the U.S. Patent and Trademark Office and in other countries. NetOp is a trademark of Redback Networks Inc. All other products or services mentioned are the trademark, service marks, registered trademarks or registered service marks of their respective owners.

Note Regarding Forward Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements which are subject to the safe harbor provisions of the Private Litigation reform Act of 1995. These statements include but are not limited to statements regarding our expected financial results, our expectations of continued growth of our SmartEdge product line and our customer base, expectations regarding the trend in growth of upgrades to broadband networks and the expected impact on the growth of the Company as a result of such trends. These statements are only predictions and involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect Redback’s actual future results. These risks include without limitation the following: final review of quarterly results by the Company’s independent auditors; growth trends in the networking industry and in various geographic regions; variations in customer demand for products and services; the timing of orders and manufacturing lead times; changes in customer order trends or customer or product mix, and other risks relating to Redback’s business as set forth in the Annual Report on Form 10-K for the year ended December 31, 2005, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and Redback’s other most recent reports on Form 10-Q and Form 8-K, and amendments thereto, on file with the Securities and Exchange Commission (SEC), and other reports filed with the SEC from time to time. All forward-looking statements included in this document are based upon information available as of the date hereof, and Redback assumes no obligation to update these statements.

Non-GAAP Disclosure

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial measures, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects in the future. Specifically, we believe the non-GAAP measures provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	September 30, 2006	December 31, 2005
Assets

Current assets:
Cash and cash equivalents	$175,999	$43,764
Accounts receivable, net	35,551	32,708
Inventories	9,029	12,933
Other current assets	5,825	8,204

Total current assets	226,404	97,609

Property and equipment, net	21,818	16,944
Goodwill	142,532	144,401
Intangibles, net	47,708	55,669
Other assets	1,211	1,391

Total assets	$439,673	$316,014

Liabilities, Mandatory Redeemable Convertible Preferred Stock, and Stockholders’ Equity

Current liabilities:
Accounts payable	$35,290	$28,664
Accrued liabilities	20,884	14,759
Borrowings and capital lease obligations	317	372
Deferred revenue	18,212	18,288

Total current liabilities	74,703	62,083

Deferred revenue, net of current portion	13,094	7,036
Long term liabilities	1,064	1,579

Total liabilities	88,861	70,698

Mandatory redeemable convertible preferred stock	—	47,897

Stockholders’ equity	350,812	197,419

Total liabilities, mandatory redeemable convertible preferred stock and stockholders’ equity	$439,673	$316,014

Redback Networks Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Net revenue	$70,910	$68,222	$36,431	$196,991	$105,277

Cost of revenue, excluding amortization(1)	27,368	27,063	15,705	77,037	42,353
Amortization	2,706	2,709	2,726	8,122	8,170

Total cost of revenue	30,074	29,772	18,431	85,159	50,523

Gross profit	40,836	38,450	18,000	111,832	54,754

Operating expenses:
Research and development(1)	22,694	20,158	14,428	59,985	44,254
Selling, general and administrative(1)	22,172	19,696	11,192	59,632	32,329

Total operating expenses	44,866	39,854	25,620	119,617	76,583

Loss from operations	(4,030)	(1,404)	(7,620)	(7,785)	(21,829)

Other income (loss), net	2,105	953	(677)	4,111	(184)

Loss before income taxes	(1,925)	(451)	(8,297)	(3,674)	(22,013)

Provision for income taxes	464	1,316	(52)	2,915	212

Net loss	(2,389)	(1,767)	(8,245)	(6,589)	(22,225)

Deemed dividend and accretion on preferred stock	—	113	155	269	461

Net loss attributable to common stockholders	$(2,389)	$(1,880)	$(8,400)	$(6,858)	$(22,686)

Net loss attributable to common stockholders per share:
Basic	$(0.03)	$(0.03)	$(0.15)	$(0.11)	$(0.42)

Diluted	$(0.03)	$(0.03)	$(0.15)	$(0.11)	$(0.42)

Shares used in computing net loss attributable to common stockholders per share:
Basic	69,253	61,400	54,649	62,387	54,081

Diluted	69,253	61,400	54,649	62,387	54,081

	Three Months Ended			Nine Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$665	$470	$87	$1,422	$265
Research and development	3,036	1,978	205	6,247	657
Selling, general and administrative	4,635	2,892	692	9,077	2,103

Total stock-based compensation expense	$8,336	$5,340	$984	$16,746	$3,025

Redback Networks Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
GAAP net loss	$(2,389)	$(1,880)	$(8,400)	$(6,858)	$(22,686)

Adjustments to reconcile GAAP net loss to non-GAAP net income:
Amortization of intangible assets - cost of revenue	2,654	2,654	2,654	7,962	7,962
Amortization of landlord warrants - cost of revenue	52	55	72	160	208
Amortization of landlord warrants - R&D expense	291	289	327	868	1,204
Amortization of landlord warrants - SG&A expense	136	135	80	409	233
Stock-based compensation - cost of revenue	665	470	87	1,422	265
Stock-based compensation - R&D expense	3,036	1,978	205	6,247	657
Stock-based compensation - SG&A expense	4,635	2,892	692	9,077	2,103
Accretion of preferred stock dividend	—	113	155	269	461
Other income	—	—	(43)	(619)	(140)
Income tax effect for Non-GAAP	4	936	—	1,790	—

Non-GAAP net income (loss)	$9,084	$7,642	$(4,171)	$20,727	$(9,733)

Non-GAAP net income (loss) per share:
Basic	$0.13	$0.12	$(0.08)	$0.33	$(0.18)

Diluted	$0.12	$0.10	$(0.08)	$0.27	$(0.18)

Shares used in computing net income (loss) per share:
Basic	69,253	61,400	54,649	62,387	54,081

Diluted	78,876	78,429	54,649	77,487	54,081

Use of Non-GAAP financial information

The non-GAAP information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP.

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial measures, which are adjusted from results based on GAAP to exclude certain costs and expenses. These non-GAAP measures are provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe the non-GAAP measures provide useful information to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. These non-GAAP measures are among budgeting and planning tools that management uses for future forecasting. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Stock-based compensation

Redback has incurred stock-based compensation expense under SFAS 123R for fiscal year 2006, and under APB 25 for earlier comparable periods in its GAAP financial results. We exclude this item for the purpose of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. The exclusion of stock-based compensation from the non-GAAP measures is done to allow for a consistent comparison of the Company’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal year 2006. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying performance, thereby obscuring the underlying profitability of operations relative to prior periods (including prior periods following the adoption of SFAS 123R).

Amortization of intangible assets

Amortization of other intangible assets is excluded from the Company’s non-GAAP financial measures because it represents a non-cash expense that has no effect on current or future period cash flows or operations of the Company. The basis for the amortization comes as a result of the Company’s emergence from bankruptcy and the adoption of fresh-start reporting in January 2004, a one-time non-recurring event outside of the course of normal business operations. This isolated event and its related financial reporting impact are not indicative of our ongoing operational performance.

Amortization of fair value of warrants issued in connection with a lease agreement

Amortization of fair value of warrants issued in connection with a lease agreement is excluded from the Company’s non-GAAP financial measures because it represents a non-cash expense that has no effect on current or future period cash flows or operations of the Company. As part of the Company’s bankruptcy plan, the Company rejected all US based operating leases and entered into new agreements effective January 3, 2004. In connection with the lease of its corporate headquarters, the Company issued warrants to the landlord, which were recorded as a deferred charge and are being amortized over the life of the original lease which originally expired on October 31, 2006. This one-time non-recurring event and its related financial reporting impact are not indicative of our ongoing operational performance.

Income tax

Amount represents primarily the federal and state income tax expense from the utilization of pre-bankruptcy tax net operating losses that was recorded as a reduction of goodwill for GAAP purposes, offset by federal and state alternative minimum taxes used for non-GAAP purposes.

Redback Networks Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended September 30, 2006	Nine months ended September 30, 2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss before deemed dividend and accretion on preferred stock	$(6,589)	$(22,225)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,608	20,029
Stock-based compensation	16,746	3,025
Gain on sale of investment	(619)	—

Changes in assets and liabilities:
Accounts receivable, net	(2,843)	3,310
Inventories	(1,997)	(7,433)
Other assets	1,290	(2,113)
Accounts payable and accrued liabilities	14,620	4,234
Deferred revenue	5,982	(1,016)
Other long-term liabilities	(91)	(267)

Net cash provided by (used in) operating activities	44,107	(2,456)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of property and equipment	(7,135)	(7,080)
Proceeds from sale of equity investments	619	—

Net cash used in investing activities	(6,516)	(7,080)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of stock and exercise of warrants	12,030	7,663
Proceeds from bank borrowings	—	4,000
Principal payments on capital lease obligations	(479)	(2,169)
Proceeds from issuance of common stock upon offering (net of issuance cost)	83,093	—

Net cash provided by financing activities	94,644	9,494

Net increase (decrease) in cash and cash equivalents	132,235	(42)
Cash and cash equivalents at beginning of period	43,764	42,558

Cash and Cash equivalents at end of period	$175,999	$42,516